Exhibit 10.8

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of the ___ day of _____, 2022, by and Artemis Therapeutics, Inc., a Delaware corporation (the “Corporation”), and _____________ (“Indemnitee”), a director and/or officer of the Corporation.

WHEREAS, it is essential to the Corporation to retain and attract as directors and officers the most capable persons available;

WHEREAS, it is the express policy of the Corporation to indemnify its directors and officers so as to provide them with the maximum possible protection permitted by law; and

WHEREAS, Indemnitee is a director or officer of the Corporation;

WHEREAS, both the Corporation and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of corporations;

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability and in order to induce Indemnitee to serve or continue to serve the Corporation, the Corporation wishes to provide Indemnitee with the benefits contemplated by this Agreement to the fullest extent permitted by law;

NOW THEREFORE, in consideration of the above premises and intending to be legally bound hereby, the parties agree as follows:

1.          Agreement to Serve. Indemnitee agrees to serve or continue to serve as director and/or officer of the Corporation for so long as he is duly elected or appointed or until such time as he tenders his resignation in writing.

2.          Definitions. As used in this Agreement:

(a)
“Change in Control” means any of the following events: (i) an event occurring after the date hereof of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (“Act”), whether or not the Corporation is then subject to such reporting requirement; (ii) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act), other than a person who is an officer or director of the Corporation on March 20, 2017 (and any of such person’s affiliates), is or becomes “beneficial owner” (as defined in Rule 13d-3 under the Act) directly or indirectly, of securities of the Corporation representing 35% or more of the combined voting power of the then outstanding securities of the Corporation; (iii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, which would result in the voting securities of the Corporation outstanding immediately prior to such transaction or event to no longer represent (either by remaining outstanding or by being converted into voting securities of a surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such transaction or event and to no longer have the power to elect at least a majority of the members of the Board of Directors (“Board”) or other governing body of such surviving entity; (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board; (v) the approval by the Corporation’s stockholders of a sale or other disposition of all or substantially all of the assets of the Corporation; or (vi) a liquidation or dissolution of the Corporation.

(b)
The term “Corporate Status” shall mean the status of a person who is or was a director and/or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(c)
The term “Expenses” shall include, without limitation, attorneys’ fees, retainers, court costs (including trial and appeals), witness fees, transcript costs, fees of experts and other professionals, reasonable travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, bonds and all costs related thereto, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, ERISA and employee benefit plan excise taxes and penalties and all other disbursements, obligations or expenses of the types customarily incurred in connection with or as a result of investigations, judicial or administrative proceedings or appeals, preparation in anticipation of a Proceeding, being or preparing to be a deponent or witness in, or otherwise participating in, a Proceeding, recovery under any directors' and officers' liability insurance policies maintained by the Corporation, the interpretation, enforcement or defense of Indemnitee's rights under this Agreement, or the Indemnitee’s rights to indemnification or advancement of expenses under the Certificate of Incorporation or Bylaws, but shall not include the amount of judgments, fines or penalties against Indemnitee or amounts paid in settlement in connection with such matters.

(d)
The term “Independent Counsel” shall mean an attorney selected by Indemnitee and approved and appointed by a majority vote of a quorum consisting of Disinterested Directors, as defined in Paragraph 9. Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who (i) under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement or (ii) was otherwise retained to represent the Corporation, the Indemnitee or any other party to the Proceeding giving rise to a claim for indemnification hereunder in the prior three (3) years.

(e)
References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

(f)
The term “Proceeding” shall include any threatened, pending or completed action, suit or proceeding, claim, counterclaim, arbitration, mediation, alternate dispute resolution mechanism, investigation (formal or informal), inquiry and administrative hearing, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, and any appeal therefrom.

3.          Indemnification in Third-Party Proceedings. The Corporation shall indemnify Indemnitee in accordance with the provisions of this Paragraph 3 if Indemnitee was or is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor) by reason of Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.

4.          Indemnification in Proceedings by or in the Right of the Corporation. The Corporation shall indemnify Indemnitee in accordance with the provisions of this Paragraph 4 if Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of Indemnitee’s Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith, against all Expenses and, to the extent permitted by law, judgment, fines, penalties and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests or the Corporation, except that no indemnification shall be made under this Paragraph 4 in respect to any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that a court of proper jurisdiction shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as such court shall deem proper.

5.          Exceptions to Right of Indemnification. Notwithstanding anything to the contrary in this Agreement, except as set forth in Paragraph 10, the Corporation shall not indemnify Indemnitee in connection with a Proceeding (or part thereof) initiated by Indemnitee unless (i) the initiation thereof was approved by the Board of Directors of the Corporation; or (ii) the Proceeding is instituted after a Change in Control. Notwithstanding anything to the contrary in this Agreement, the Corporation shall not indemnify Indemnitee to the extent Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to Indemnitee and Indemnitee is subsequently reimbursed from the proceeds of insurance, Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

6.          Indemnification of Expenses.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. Without limiting the foregoing, if any Proceeding or any claim, issue or matter therein is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto. In addition, notwithstanding any other provision contained in this Agreement, to the extent that Indemnitee is or is asked to be made, by reason of his Corporate Status, a witness to any Proceeding, is or was asked or required to respond to discovery requests in any Proceeding, or is or was otherwise asked to participate in any aspect of a Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified and held harmless from all Expenses actually and reasonably incurred by Indemnitee in connection therewith.

7.          Notification and Defense of Claim. As a condition precedent to Indemnitee’s right to be indemnified, Indemnitee agrees to notify the Corporation in writing as soon as reasonably practicable of any Proceeding for which indemnity will or could be sought by Indemnitee and provide the Corporation with a copy of any summons, citation, subpoena, complaint, indictment, information or other document relating to such Proceeding with which Indemnitee is served; provided, however, that the failure to give such notice shall not relieve the Corporation of its obligations to Indemnitee under this Agreement, except to the extent, if any, that the Corporation is actually prejudiced by the failure to give such notice. With respect to any Proceeding of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such Proceeding, other than as provided below in this Paragraph 7. Indemnitee shall have the right to employ Indemnitee’s own counsel in connection with such Proceeding, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such Proceeding, (iii) after a Change in Control, Indemnitee's employment of its own counsel has been approved by the Independent Counsel, or (iv) the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Agreement. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent, provided, however, that if a Change in Control has occurred, the Corporation shall be liable for indemnification of Indemnitee for amounts paid in settlement if the Independent Counsel has approved the settlement. The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor the Indemnitee will unreasonably withhold its consent to any proposed settlement.

8.          Advancement of Expenses. Any Expenses incurred by Indemnitee, or on behalf of an Indemnitee, in connection with any such Proceeding to which Indemnitee was or is a witness or a party or is threatened to be a party by reason of his Corporate Status or by reason of any action alleged to have been taken or omitted in connection therewith shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such Expenses incurred by the Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Agreement; and further provided that no such advancement of Expenses shall be made if it is determined that (i) Indemnitee did not act in good faith and in a manner Indemnitee reasonably believes to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment. If, pursuant to the terms of this Agreement, Indemnitee is not entitled to be indemnified with respect to such Proceeding, then such Expenses shall be paid within 60 days after the receipt by Indemnitee of the written request by the Corporation for the Indemnitee to make payments to the Corporation. Any such Expenses advanced to Indemnitee pursuant to this Paragraph 8 shall be unsecured and interest free.

9.          Procedure for Indemnification; Contribution.

(a)
In order to obtain indemnification pursuant to Paragraphs 3, 4, 6 or 8 of this Agreement, Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification or advancement of Expenses. Any such indemnification or advancement of Expenses shall be made promptly, and in any event within 30 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Paragraphs 3 or 4 the Corporation determines within such 30-day period that such Indemnitee did not meet the applicable standard of conduct set forth in Paragraphs 3 or 4, as the case may be. Such determination, and any determination pursuant to Paragraph 8 that advanced Expenses must be repaid to the Corporation, shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the Proceeding (“Disinterested Directors”), whether or not a quorum, (b) by a committee of Disinterested Directors designated by majority vote of Disinterested Directors, whether or not a quorum, (c) if there are no Disinterested Directors, or if Disinterested Directors so direct, by independent legal counsel (who may, to the extent permitted by applicable law, be regular legal counsel to the Corporation ) in a written opinion or (d) by the stockholders.

(b)
(i) If a determination is made that Indemnitee is not entitled to indemnification, after Indemnitee submits a written request therefor, under this Agreement, then in respect of any threatened, pending or completed Proceeding in which the Corporation is jointly liability with the Indemnitee (or would be if joined in such Proceeding), the Corporation shall contribute to the amount of Expenses, judgments, fines, penalties, excise taxes and amounts paid in settlement by the Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Corporation on the one hand and the Indemnitee on the other hand from the transaction from which the Proceeding arose, and (ii) the relative fault of the Corporation on the one hand and of the Indemnitee on the other hand in connection with the events that resulted in such Expenses, judgments, fines, penalties, excise taxes or amounts paid in settlement, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses, judgments, fines, penalties, excise taxes or amounts paid in settlement. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or any other method of allocation that does not take into account the foregoing equitable considerations.

(ii)          The determination as to the amount of the contribution, if any, shall be made by: (A) a court of competent jurisdiction upon the applicable of both the Indemnitee and the Corporation (if the Proceeding had been brought in, and final determination had been rendered by such court); (B) the Board by a majority vote of a quorum consisting of Disinterested Directors; or (C) Independent Counsel, if a quorum is not obtainable for purpose of (B) above, or, even if obtainable, a quorum of Disinterested Directors so directs.

10.          Remedies. The right to indemnification and immediate advancement of Expenses as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. Unless otherwise required by law, the burden of proving that indemnification is not appropriate shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Paragraph 9 that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee’s expenses (of the type described in the definition of “Expenses” in Paragraph 2 (c)) reasonably incurred in connection with successfully establishing Indemnitee’s right to indemnification, in whole or in part, in any such Proceeding also shall be indemnified by the Corporation.

11.          Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines penalties or amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines, penalties or amounts paid in settlement to which Indemnitee is entitled.

12.          Establishment of Trust. In the event of a Change in Control, the Corporation shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee and from time to time upon written request of Indemnitee shall fund the trust in an amount sufficient to satisfy any and all claims hereunder, including Expenses, reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for, participating in, or defending any Proceeding as described in Paragraphs 3 and 4. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by the Independent Counsel. The terms of the trust shall provide that upon a Change in Control, (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee, (ii) the trustee shall advance, within ten (10) business days of a request by Indemnitee, any and all Expenses to Indemnitee, (iii) the trust shall continue to be funded by the Corporation in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in the trust shall revert to the Corporation upon a final determination by the Independent Counsel or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be chosen by Indemnitee. Nothing in this Paragraph 12 shall relieve the Corporation of any of its obligations under this Agreement. All income earned on the assets held in the trust shall be reported as income by the Corporation for federal, state, local, and foreign tax purposes. The Corporation shall pay all costs of establishing and maintaining the trust and shall indemnify the trustee against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the trust.

13.          Subrogation. In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

14.          Term of Agreement. This Agreement shall continue until and terminate upon the later of (a) six years after the date that Indemnitee shall have ceased to serve as a director or officer of the Corporation or, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; (b) the expiration of all applicable statute of limitations periods for any claim which may be brought against Indemnitee in a Proceeding as a result of his Corporate Status; or (c) the final termination of all Proceedings, or any right to appeal such Proceedings, that are pending on the date set forth in clauses (a) or (b) in respect of which Indemnitee may be granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Paragraph 10 of this Agreement relating thereto.

15.          Indemnification Hereunder Not Exclusive. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Articles of Incorporation, the By-Laws, any agreement, any vote of stockholders or disinterested directors, the applicable law of the State of Delaware, and any other law (common or statutory) or otherwise, both as to action in Indemnitee’s official corporate capacity and as to action in another capacity while holding office for the Corporation. Nothing contained in this Agreement shall be deemed to prohibit the Corporation from purchasing and maintaining insurance, at its expense, to protect itself or the Indemnitee against any expense, liability or loss incurred by it or Indemnitee in any such capacity, or arising out of Indemnitee’s status as such, whether or not Indemnitee would be indemnified against such expense, liability or loss under this Agreement; provided that the Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise, including as provided in Paragraph 5 hereof.

16.          No Special Rights. Nothing herein shall confer upon Indemnitee any right to continue to serve as a director or officer of the Corporation for any period of time or, except as expressly provided herein, at any particular rate of compensation.

17.          Savings Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee as to Expenses, judgments, fines, penalties and amounts paid in settlement with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the fullest extent permitted by applicable law.

18.          Counterparts; Facsimile Signatures. This Agreement may be executed in two counterparts, both of which together shall constitute the original instrument. This Agreement may be executed by facsimile signatures.

19.          Successors and Assigns. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the estate, heirs, executors, administrators and personal representatives of Indemnitee.

20.          Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

21.          Modification and Waiver. This Agreement may be amended from time to time to reflect changes in applicable law or for other reasons. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall any such waiver constitute a continuing waiver.

22.          Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand or (ii) if mailed by certified or registered mail with postage prepaid, on the third day after the date on which it is so mailed:

(a)	if to the Indemnitee, to:
Address: Attention: Email:
(b)	if to the Corporation, to:

3 Eliezer Vardinon St.,
Petach Tikva, Israel 4959507
Attention: David Dana, Chief Financial Officer
Email: davidd@cfo4u.co.il

or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

23.          Applicable Law. This Agreement is governed by and is to be construed in accordance with the laws of the State of Delaware without giving effect to any provisions thereof relating to conflict of laws.

24.         Enforcement. The Corporation expressly confirms and agrees that it has entered into this Agreement in order to induce Indemnitee to continue to serve as director and/or officer of the Corporation and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

25.          Insurance. The Corporation shall maintain an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation, and Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ARTEMIS THERAPEUTICS, INC. _______________________________ Name: Title: INDEMNITEE ________________________________ Name: